UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36326	68-0683755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road,
Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 12, 2017, Endo International plc (“Endo”) entered into a purchase agreement (the “Purchase Agreement”) among Endo Designated Activity Company, Endo Finance LLC and Endo Finco Inc. (collectively, the “Issuers”), the other guarantors party thereto (the “Guarantors”), J.P. Morgan Securities LLC and Citigroup Global Markets, Inc. as representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), in connection with the Issuers’ offering of $300 million aggregate principal amount of 5.875% Senior Secured Notes due 2024 (the “Notes”) issued under an indenture to be entered into among Endo, the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association as trustee.

The Notes will be guaranteed by Endo and certain of its subsidiaries and will be secured by first priority liens on the same collateral that secures Endo’s obligations under its previously announced senior secured credit facilities.

The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”), as amended, or any applicable state or foreign securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A, and to persons outside the United States in compliance with Regulation S under the Securities Act.

Endo intends to use the net proceeds from the offering, together with the proceeds of its newly proposed term loan facility and cash on hand, to repay all its outstanding loans and all other obligations under its existing credit facilities and to pay related fees and expenses.

The Purchase Agreement includes customary representations, warranties and covenants by Endo, the Issuers and the Guarantors. Under the terms of the Purchase Agreement, Endo, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities. The offering of the Notes is expected to close on or about April 27, 2017. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Initial Purchasers are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain initial purchasers and/or their affiliates, including Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are lenders under Endo’s existing credit facilities and therefore, may receive a portion of the proceeds of this offering of the Notes. In addition, certain Initial Purchasers, including Citigroup Global Markets and J.P. Morgan Securities LLC and/or their affiliates are acting as arrangers, joint bookrunners, co-documentation agents and/or lenders for Endo’s existing incremental credit facilities.

Item 8.01.	Other Events.

Pricing of Notes

On April 12, 2017, Endo announced the pricing of the Notes. A copy of the related press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement, dated April 12, 2017, among Endo International plc, Endo Designated Activity Company, Endo Finance LLC, Endo Finco Inc, the guarantors party thereto and J.P. Morgan Securities LLC and Citigroup Global Markets, Inc., as representatives of the several initial purchasers named therein.

99.1	Press Release of Endo International plc, dated April 12, 2017, related to the pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2017

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President,
Chief Legal Officer

Index of Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated April 12, 2017, among Endo International plc, Endo Designated Activity Company, Endo Finance LLC, Endo Finco Inc, the guarantors party thereto and J.P. Morgan Securities LLC and Citigroup Global Markets, Inc., as representatives of the several initial purchasers named therein.

99.1	Press Release of Endo International plc, dated April 12, 2017, related to the pricing of the Notes.

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